Exhibit 99.1
Centerline Capital Group Completes Comprehensive Restructuring
—Centerline Sells CRE Investment Management and Special Servicing Businesses
to Island Capital Group and Recapitalizes and Retains
LIHTC Origination, Asset Management, Affordable and Conventional Multifamily Lending—
New York, NY—March 8, 2010— Centerline Capital Group (“Centerline”), a real estate asset management and financial services firm and subsidiary of Centerline Holding Company (the “Company”), announced today it closed a series of transactions with Island Capital Group LLC (“Island Capital”) and the Company’s creditors and preferred shareholders. The transactions, which eliminated approximately $1.6 billion of aggregate liabilities and contingent exposure and provided over $100 million of new equity, restore Centerline to financial stability by restructuring substantially all of its outstanding debt. Centerline also sold its real estate debt fund management and commercial mortgage loan special servicing business to an Island Capital affiliate, C-III Capital Partners LLC (“C-III”), and recapitalized the majority of the outstanding equity interests in the Company.
Centerline retains and will continue to operate its core businesses: Low-Income Housing Tax Credit (LIHTC) origination, asset management, and affordable and conventional multifamily lending, principally as a Government Sponsored Enterprise (GSE), or agency, lender.
Centerline has entered into an advisory agreement with an affiliate of Anubis Advisors (“Anubis”), a wholly-owned subsidiary of Island Capital. Anubis will provide strategic, restructuring, and general advisory services to Centerline.
Island Capital was founded and is controlled by Andrew L. Farkas, who also founded Insignia Financial Group, Inc. (“Insignia’), which grew to one of the world’s largest commercial real estate owners and operators by the time of its sale in 2003.
Centerline remains a public company (OTC: CLNH); however, the nature and composition of the equity interests in the Company have changed. C-III, the Island Capital affiliate, is now the largest holder of common share equivalents with approximately 40 percent of the outstanding common equivalents. Common Shareholders prior to the transactions retain approximately 20 percent of the outstanding common share equivalents. Essentially all Centerline Community Reinvestment Act (CRA) and other preferred shares have been exchanged for common share equivalents and now represent about 35 percent of the outstanding common share equivalents. The Company issued shares representing approximately 5 percent of the outstanding common equivalents to Natixis Financial Products. In total, $341.2 million of liquidation and redemption value preferred shares were exchanged for common share equivalents in Centerline Holding Company.
As a result of the transactions, the Company amended and restated its corporate credit agreement, reducing its debt from approximately $208 million to $137.5 million and extending the term seven years. The amended credit agreement contains financial and other covenants that are typical for a financially sound borrower.

Centerline sold its debt fund management and servicing business for consideration of $110 million, consisting of $50 million in cash and $60 million in assumed senior debt. The Related Companies, a former affiliate of Centerline controlled by Stephen M. Ross, the former Chairman of Centerline’s Board of Trustees, assumed $5 million of the pre-transaction debt. Centerline also used a portion of sale proceeds to fund discounted payoffs of approximately $116.3 million in face amount of unsecured liabilities and claims. Finally, Centerline entered into transactions with affiliates of Merrill Lynch and Natixis Financial Products that eliminated Centerline’s contingent liabilities in connection with more than $800 million of credit default swaps associated with certain guaranteed LIHTC funds. The recapitalization and restructuring now positions Centerline among the most financially stable companies in the real estate finance and asset management industries.
The transactions were structured to preserve Centerline’s existing net operating loss (NOL) carryover, which may be considered a potentially valuable asset since it allows current losses to be deducted against future earnings to reduce tax liabilities.
According to Marc D. Schnitzer, President and CEO, “We have worked closely with Andrew Farkas and the Island Capital team for many months to make this transaction happen. We believe Island Capital—with its historical track record of vision and growth—is the ideal financial and leadership partner to allow Centerline to refocus on our traditional core businesses. We are now ready to recapture our position as an industry leader and increase our market share. This is a positive transaction for both Island Capital and Centerline and demonstrates belief in the strength of our platform by one of the industry’s most savvy players.”
Centerline has been one of the largest syndicators of Low-Income Housing Tax Credits, with $9.3 billion of investor equity under management. It provides asset management services to approximately 1,500 affordable multifamily properties. Centerline’s agency lending platform has originated and services in excess of $9 billion of mortgage loans. Centerline anticipates that Anubis, the Island-controlled external advisor, will assist in the acquisition of other companies in ancillary or complementary businesses. Such activities may include the acquisition and/or creation of additional asset management companies, controlling interests in real estate limited partnerships and similar investment vehicles, other agency lenders, and an affordable housing property management business.
“The reduction in Centerline liabilities delivers value to all our constituents,” added Mr. Schnitzer. “Closing a transaction of this complexity is a tremendous accomplishment. It restores confidence in those who currently engage in business with us and opens the door for others to invest in new opportunities with a company that has a manageable debt structure in a pervasively distressed economic environment. We enthusiastically look forward to healthy growth and a long future.”
The transactions were approved by an independent oversight committee of the Board of Trustees, formed to oversee the strategic alternatives review process.
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About Centerline Capital Group
Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financial and asset management services, and multifamily loan origination and servicing. Centerline is headquartered in New York, New York. For more information, please contact Elizabeth Haukaas at 212.521.6453.
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Rothschild Inc. served as financial advisor to Centerline and its independent oversight committee throughout the restructuring process. Paul, Hastings, Janofsky & Walker LLP and Richards, Layton &Finger, PA represented Centerline in the transaction. Weil, Gotshal & Manges LLP represented the independent oversight committee; Island Capital was represented by Proskauer Rose LLP.
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Certain statements in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.